As filed with the Securities and Exchange Commission on January 6, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vickers Vantage Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Harbourfront Avenue, #16-06

Keppel Bay Tower, Singapore 098632

Singapore

(646) 974-8301

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey Chi, Chief Executive Officer
1 Harbourfront Avenue, #16-06

Keppel Bay Tower, Singapore 098632

Singapore

(646) 974-8301

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller 405 Lexington Avenue New York, NY 10174 (212) 818-8800	Matthew Gardner Michael Johns Maples and Calder P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands (345) 949-8066	Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-251352

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one ordinary share, $0.0001 par value, and one-half of one redeemable warrant(3)	2,300,000 Units	$10.00	$23,000,000	$2,509.30
Ordinary shares included as part of the units(4)	2,300,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(4)	1,150,000 Warrants	—	—	—	(4)
Total			$23,000,000	$2,509.30

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-251352).
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	Includes 300,000 units, consisting of 300,000 ordinary shares and 150,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	No fee pursuant to Rule 457(g) under the Securities Act.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed by Vickers Vantage Corp. I, a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251352) (the “Prior Registration Statement”), initially filed by the Registrant on December 15, 2020 and declared effective by the Securities and Exchange Commission on January 6, 2021.

This Registration Statement covers the registration of an additional 2,300,000 of the Registrant’s units, each consisting of one ordinary share, $0.0001 par value per share (“Ordinary Shares”), and one-half of one redeemable warrant (“Warrant(s)”), including 300,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of January 7, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than January 7, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-239941 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Maples and Calder
5.2	Opinion of Graubard Miller
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Maples and Calder (included in Exhibit 5.1).
23.3	Consent of Graubard Miller (included in Exhibit 5.2)
24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-251352) filed on December 15, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of January, 2021.

VICKERS VANTAGE CORP. I

By:	/s/ Jeffrey Chi

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jeffrey Chi	Chairman and Chief Executive Officer	January 6, 2021
Jeffrey Chi	(Principal executive officer)

/s/ Chris Ho	Chief Financial Officer	January 6, 2021
Chris Ho	(Principal financial and accounting officer) and Director

/s/ Pei Wei Woo	Director	January 6, 2021
Pei Wei Woo

/s/ Suneel Kaji	Director	January 6, 2021
Suneel Kaji

/s/ Steve Myint	Director	January 6, 2021
Steve Myint

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of VICKERS VANTAGE CORP. I has signed this registration statement in the City of New York State of New York, on January 6, 2021.

Authorized U.S. Representative

By:	/s/ Chris Ho
Name:	Chris Ho

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